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                                                               EXHIBIT 3(b)(iii)


                            CERTIFICATE OF AMENDMENT
                          OF THE AMENDED AND RESTATED
                           CODE OF BYLAWS, AS AMENDED
                                       OF
                               THE SANDS REGENT,
                              A NEVADA CORPORATION

                 The undersigned, Pete Cladianos III, hereby certifies that he is the duly elected and acting Secretary of The Sands Regent, a Nevada corporation (this "Corporation"), and that (i) attached hereto as Exhibit A is a true, correct and complete copy of the amendment to Section 5.01 of Article V of the Amended and Restated Code of Bylaws of this Corporation, as amended (the "Bylaws") as duly adopted by Unanimous Written Consent of the Board of Directors as of January 10, 1996; (ii) attached hereto as Exhibit B is a true, correct and complete copy of the amendment to Section 5.05 of Article V of the Bylaws of this Corporation as duly adopted by Unanimous Written Consent of the Board of Directors as of January 10, 1996; (iii) attached hereto as Exhibit C is a true, correct and complete copy of the amendment to Section 5.06 of
Article V of the Bylaws of this Corporation as duly adopted by Unanimous Written Consent of the Board of Directors as of January 10, 1996; (iv) Section
5.08 of Article V of the Bylaws of this Corporation was deleted in its entirety as duly adopted by Unanimous Written Consent of the Board of Directors as of January 10, 1996; and (v) attached hereto as Exhibit D is a true, correct and complete copy of the amendment to Section 5.09 of Article V of the Bylaws of this Corporation as duly adopted by Unanimous Written Consent of the Board of Directors as of January 10, 1996.

                 IN WITNESS WHEREOF, the undersigned has executed this Certificate as of January 10, 1996.


                                 PETE CLADIANOS
                                 ---------------------------------
                                 Pete Cladianos III
                                 Secretary
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                                   EXHIBIT A

                    AMENDMENT TO SECTION 5.01 OF ARTICLE V OF
              THE AMENDED AND RESTATED CODE OF BYLAWS, AS AMENDED
                              OF THE SANDS REGENT,
                              A NEVADA CORPORATION

                 Section 5.01 of Article V of the Amended and Restated Code of Bylaws of this Corporation, as amended, is hereby amended to read in its entirety as follows:

                          "Section 5.01. Officers.  The Officers of the
                 Corporation shall consist of a Chairman of the Board of Directors, President, Chief Operating Officer, Treasurer/Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, and other Vice Presidents as the case might be, Secretary, and other such officers and assistant officers as may be deemed necessary by the Board of Directors of the Corporation, provided, however, that the President of the Corporation shall be a member of the Board of Directors. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors, provided, however, that a vote or written consent of two-thirds (2/3rds) of the Directors shall be required to remove from office the President, Chief Operating Officer, Treasurer/Chief Financial Officer or any Executive Vice President of the Corporation."



                                      A-1
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                                   EXHIBIT B

                   AMENDMENT TO SECTION 5.05 OF ARTICLE V OF
              THE AMENDED AND RESTATED CODE OF BYLAWS, AS AMENDED
                              OF THE SANDS REGENT,
                              A NEVADA CORPORATION

                 Section 5.05(A) is hereby added to Article V of the Amended and Restated Code of Bylaws of this Corporation, as amended, to read in its entirety as follows:

                          "Section 5.05(A). Chief Operating Officer.  Subject
                 to the powers of the Chairman of the Board and the President, the Chief Operating Officer shall be the principal officer in charge of the operations of the Corporation and shall have such other powers and duties of management as from time to time may be assigned to him or her by the Board of Directors or the President."

                                   EXHIBIT C

                   AMENDMENT TO SECTION 5.06 OF ARTICLE V OF
              THE AMENDED AND Restated CODE OF BYLAWS, AS AMENDED
                              OF THE SANDS REGENT,
                              A NEVADA CORPORATION

                 Section 5.06 of Article V of the Amended and Restated Code of Bylaws of this Corporation, as amended, is hereby amended to read in its entirety as follows:

                          "Section 5.06. Duties of the Executive Vice
                 President. The Executive Vice President (or if there be more than one, the Executive Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or, in the absence of any designation, then in the order of their appointment) shall possess the power and may perform the duties of the President in his absence or disability and shall perform such other duties as the Bylaws may provide or the Board of Directors or the President may prescribe from time to time."





                                      C-1
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                                   EXHIBIT D

                   AMENDMENT TO SECTION 5.09 OF ARTICLE V OF
              THE AMENDED AND RESTATED CODE OF BYLAWS, AS AMENDED
                              OF THE SANDS REGENT,
                              A NEVADA CORPORATION

                 Section 5.09 of Article V of the Amended and Restated Code of Bylaws of this Corporation, as amended, is hereby amended to read in its entirety as follows:

                          "Section 5.09. Duties of the Treasurer.  The
                 Treasurer is the Chief Financial Officer of the Company and shall have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He shall endorse on behalf of the Company for collection, checks, notes, and other obligations, and shall immediately deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for that purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company a full and accurate account of all money received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any Director of the Company upon application at the office of the Company during business hours; and shall furnish at meetings of the Board of Directors, or whenever required by the Board of Directors or the President, a statement of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. The Treasurer may be required to furnish bond for the faithful performance of his duties in such amount as shall be determined by the Board of Directors."





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